Exhibit 99.1

MedQuist Moving to Centralized, National Service Delivery Model

Shift Will Streamline Operations, Drive Improved Service Standards and Technology

MT. LAUREL, N.J.—(BUSINESS WIRE)—Oct. 10, 2005— MedQuist Inc. (Pink Sheets: MEDQ.PK - News) today announced that management, in accordance with direction received from the company’s board of directors, adopted a plan on October 6, 2005 to centralize and streamline the company’s organizational and operational structure to better serve its customers. The plan is expected to improve operating performance and increase customer satisfaction.

The move toward a new structure and delivery model will be supported by the following actions:

•                  MedQuist will shift resources to a single national service delivery and support organization for all of the company’s services and products, eliminating local service centers. This new centrally managed structure will enhance workflow management, with the result being dramatically improved levels of service and quality for our customers. The company expects this transition to result in the consolidation of approximately forty facilities over the next twelve months.

•                  In conjunction with the shift to centralized customer service delivery, the company’s national service delivery and support organization will, in the fourth quarter of this year, begin to implement its Qtinuum of Care initiative. The Qtinuum of Care initiative is focused specifically on driving increased levels of customer satisfaction through a new centralized and integrated customer service and support model.

•                  To drive greater customer focus, the company’s product management group will be moving under the direction of the Chief Technology Officer. Additionally, new products in the area of voice capture, speech recognition and on-premise transcription solutions will be introduced within the next twelve months.

•                  The company’s Sales and Marketing organizations will be combined, which will improve communication between MedQuist’s direct sales group and its marketing support organization. As a result of this combination, the Senior Vice President - Marketing and Business Development and the Senior Vice President - Sales have separated from the company. MedQuist is currently engaged in the process of selecting the combined organization’s leadership.

The company anticipates that all of the foregoing actions will be complete by the end of the third quarter of 2006, and that it will record restructuring charges in the range of $6.5 million to $8.5 million pre-tax, largely representing facility exit costs and employee severance payments. As a result of the plan, the company also expects to realize annualized savings of approximately $18.5 million.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: Some of the statements in this Press Release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 including, but not limited to, statements relating to the Company’s expected results of operations and financial condition, scheduled actions under plan to improve the company’s organizational and operational structure, restructuring charges expected to be recorded in connection with the plan, expected cost benefits resulting from the plan, expected reductions in location, and consolidation and reorganization of technologies and business units. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results may differ from the forward-looking statements for many reasons, including unanticipated expenditures in connection with the effectuation of the plan to improve the company’s organizational and operational structure; unanticipated difficulties in connection with reductions in location, or the consolidation and reorganization of technologies and business units; customer reaction to the plan; any direct or indirect impact of the matters disclosed in the Form 12b-25 filed by the Company on August 19, 2005 on the Company’s operating results or financial condition; any continuation of pricing pressures and declining billing rates; difficulties relating to the implementation of management changes throughout the Company; and the outcome of pending and future legal and regulatory proceedings and investigations.

Contact:
Feinstein Kean Healthcare
Craig Martin, 617-761-6729
Email: craig.martin@fkhealth.com

Source: MedQuist Inc.